UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

SRKP 10, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51982	20-4062620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4737 North Ocean Drive, Suite 207
Lauderdale by the Sea, FL 33308
_____________________________________________
(Address of principal executive offices and Zip Code)

(310) 203-2902
_____________________________________________
(Registrant’s telephone number, including area code)

1063 Hillsboro Mile, Suite 502
Hillsboro Beach, FL 33062
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2007, SRKP 10, Inc. (“we”, “our”, “us” or the “Company”) redeemed 135,000 shares of common stock, par value $.0001 per share (the “Common Stock”) from our stockholder Thomas Poletti for an aggregate purchase price equal to $108.33 (the “Redemption”), pursuant to the terms and conditions contained in that certain redemption agreement (the “Redemption Agreement”). Upon consummation of the Redemption, Mr. Poletti was no longer a stockholder of the Company.  The description of the Redemption Agreement is a summary and is qualified in its entirety by the provisions of the Redemption Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On August 3, 2007, the Company sold 1,157,150 and 135,000 shares of Common Stock to WestPark Capital Financial Services, LLC (“WestPark”), a California limited liability company, and Charles Frisco, respectively. The Company sold such shares of Common Stock to WestPark, an affiliate of our officers and directors, for an aggregate purchase price equal to $928.50 and pursuant to the terms and conditions contained in that certain common stock purchase agreement by and between the Company and WestPark, a copy of which is attached hereto as Exhibit 10.2. Mr. Frisco purchased his shares of Common Stock for an aggregate purchase price of $108.33 and pursuant to the terms and conditions contained in that certain common stock purchase agreement by and between the Company and Mr. Frisco, a copy of which is attached hereto as Exhibit 10.3. The Company sold these shares of Common Stock to both WestPark and Mr. Frisco under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. As of the date hereof, the Company has 3,857,150 shares of Common Stock issued and outstanding.

On August 3, 2007, the Company conducted a private placement offering (the “Offering”), whereby the Company offered and sold warrants (the “Warrants”) to purchase an aggregate of 3,857,150 shares of Common Stock at an aggregate Offering price equal to $1,542.86, pursuant to the terms and conditions set forth in that certain warrant purchase agreement (the “Warrant Purchase Agreement”). The Company sold the Warrants under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. A form of the Warrant Purchase Agreement is attached hereto as Exhibit 10.4, and a form of the Warrant sold in the Offering is attached hereto as Exhibit 4.1.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

4.1	Form of Warrant

10.1	Redemption Agreement by and between the Company and Thomas Poletti, dated August 3, 2007

10.2	Common Stock Purchase Agreement by and between the Company and WestPark Capital Financial Services, LLC, dated August 3, 2007

10.3	Common Stock Purchase Agreement by and between the Company and Charles Frisco, dated August 3, 2007

10.4	Form of Warrant Purchase Agreement, dated August 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007	SRKP 10, INC. By: /s/ Richard Rappaport Name: Richard Rappaport Title: President